Exhibit 16.1

April 20, 2004

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by the Tyco International (US) Inc. Retirement Savings and Investment Plan I (the “Plan”) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Plan’s Form 8-K report dated April 19, 2004.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP